Exhibit 99.1

DropCar Reports First Quarter 2018 Results

•	DropCar lands its 4th Tier One automotive account and a Top-5 brand’s largest dealership
•	STEVE subscriber retention levels normalized late in Q1, following a ~9% January rate increase
•	Management expects to launch Tier-One partnerships in at least 2 new cities in the near term
•	DropCar is ramping efficiency initiatives identified & enabled by its machine-learning software
•	Automotive revenues expanded ~139% year-over-year (YoY) to $1.7M in Q1
•	WPCS contracting business generated $309K of operating income during its abbreviated Q1

NEW YORK, May 15, 2018 (GLOBE NEWSWIRE) -- DropCar Inc. (Nasdaq: DCAR), the provider of app-based mobility services and logistics for automotive consumers and enterprises, today announced its results for the quarter ended March 31, 2018.

CEO’s Remarks

Spencer Richardson, Chief Executive Officer of DropCar, stated, “DropCar’s inaugural-yet-abbreviated quarter was exhilarating and electric, as we went public via the WPCS merger, bolstered our balance sheet with a $6 million private placement, seasoned our management team with key hires, and optimized our operating structure for accelerated growth. Most significantly, DropCar’s value proposition and unique market positioning, were further validated during Q1, as we landed our 4th top-tier automotive brand. In the near term, we expect to enter at least two new markets with premier B2B partners. Looking ahead, we are increasingly focused on leveraging DropCar’s logistics software platform, which utilizes machine-learning algorithms to optimize performance and efficiency, while generating new SaaS (software-as-a-service) and business intelligence revenue opportunities.”

DropCar B2B

DropCar's enterprise (B2B) segment grew its revenues 139% year-over-year in Q1, driven by organic growth of existing enterprise customers and the onboarding of new top-tier automotive partners, particularly in the car sharing segment.

Mercedes Benz, the first of DropCar’s four Tier-One corporate customers, increased its volume by 46% YoY during the first quarter of 2018. Meanwhile, during the second half of Q1, DropCar began generating revenues from its third and fourth Tier-One corporate B2B customers.

DropCar also added a number of automotive clients during the first quarter, including the largest global dealer of an undisclosed Top-5 car brand (based on calendar Q1 2018 unit sales according to Focus2Move.com’s Global Auto Database). Along these lines, the ramps of multiple automotive clients over the last few quarters drove ~240% YoY growth in B2B job volumes.

Looking forward, B2B is expected to be a prominent source of growth, both in terms of scale and scope. The Company’s Tier-One enterprise partners are anchoring DropCar’s expansion into new big cities, where consumer services will subsequently be layered on, so that performance equilibrium (i.e., the optimal balance between consumer and B2B) can be achieved.

In addition, management expects B2B will drive growth beyond car movements and client engagement services. As an example, DropCar believes that it has an opportunity to monetize its big data analytics, mined from its more than approximately 220,000 transactions (consumer and B2B) since inception.

DropCar’s Consumer Segments

Q1 was strategically successful for DropCar’s consumer segments (WILL and STEVE), in terms of positioning, market testing, and price discovery. In early January 2018, DropCar increased its base STEVE subscription rate from $349 to $379 per month.

While STEVE experienced an initial churn increase (due to price sensitivity at the margins), subscriber retention rates normalized by the end of Q1, and new subscriber growth has since resumed. Along these lines, STEVE’s Q1 revenues grew 140%+ YoY (versus Q1-2017) and 10%+ sequentially (versus Q4-2017).

Looking forward, management expects STEVE will experience seasonal growth from Memorial Day through Labor Day. Moreover, as DropCar’s software and data-analytics teams increasingly identify and deploy new efficiency initiatives (with enhancements such as dynamic pre-assignment and weather-enhanced demand forecasting), management expects to see improvements in efficiency (e.g. volume-per-valet) and performance metrics.

In addition, DropCar expects to roll out expanded car-care features (such as car washing, fueling, dent repair, and oil changes), which are less time-sensitive and can be fulfilled during periods of lower demand intensity, to further improve valet utilization levels.

B2B Opportunities in the Real Estate Sector

The success of shared workspaces (e.g. WeWork) and expanding commercial business district (CBD) density trends (e.g., employees per square foot), are straining fixed parking supplies in major CBD markets beyond New York.

While driving is not the primary nor pragmatic commuting option in New York City, it is far more important in major CBDs such as Chicago, Los Angeles, Boston, Philadelphia, Washington DC, San Francisco, and Dallas. As a result, employee parking is increasingly becoming a key differentiator when it comes to signing commercial tenants in major CBDs.

Accordingly, DropCar is experiencing growing inbound interest for our virtual garage and car care services, from commercial real estate landlords who are scrambling to deal with these parking challenges in major CBDs beyond New York.

WPCS Business and Strategic Plan

DropCar’s low voltage contracting business, which was acquired during the WPCS merger, had a strong Q1, generating revenues of $3.182 million, gross margins of $856K and operating income of $309K. While this contracting business is profitable and does not substantially impair the Company’s core automotive business, it does not provide DropCar with meaningful revenue, operational, and/or strategic synergies. Thus, DropCar’s Board and management have decided to explore and consider strategic alternatives for this stand-alone contracting segment.

Abbreviated First Quarter Financial Results

Please note Q1 was abbreviated for the WPCS contracting segment, in light of DropCar’s reverse-merger that was completed on January 30, 2018. Moreover, Q1 financial results included a number of non-recurring items relating to the merger and the subsequent $6 million private placement in early March.

Conference Call Information

DropCar will host a conference call at 5PM Eastern Daylight Time (EDT) featuring remarks by, and Q&A with, CEO Spencer Richardson and CFO Paul Commons. The dial-in number for the conference call is toll-free: 877-407-0782 (U.S. domestic) or +1 (201) 689-8567 (international). Please make sure to call at least five minutes before the scheduled start time. To listen online, please click: http://www.investorcalendar.com/event/32991

For interested individuals unable to join the live event, a replay will be available until 8/15/18 (17:00PM EDT). To access the recording, dial toll-free (domestic) 877-481-4010 or (internationally) 919-882-2331. The replay passcode is 32991.

About DropCar

Founded and launched in New York City in 2015, DropCar (Nasdaq: DCAR) offers its Vehicle Support Platform (VSP), a cloud-based platform and mobile app that help consumers and automotive-related companies reduce the cost, hassles and inefficiencies of owning a car, or fleet of cars, in urban centers. Its technology platform blends the efficiency and scale of cloud computing, machine learning and connected cars with the high-touch of highly trained drivers to move cars to/from fully staffed, secure garages to/from the people (or businesses) who own them. Consumers use DropCar’s mobile app to ease the cost and stress of owning a car in the city. Dealerships, leasing companies, OEMs and shared mobility companies use DropCar’s enterprise platform to reduce costs, streamline logistics and deepen relationships with customers. More information is available at www.dropcar.com.

Forward-Looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the availability of sufficient resources of the company to meet its business objectives and operational requirements and the impact of competitive products and services and technological changes. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors under the heading “Risk Factors” in DropCar’s filings with the Securities and Exchange Commission. Except as required by applicable law, DropCar undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact

Daniel Gelbtuch, VP of Corporate Finance for DropCar

daniel@dropcar.com (917) 509-9582

Media Contact

John Williams, Scoville PR for DropCar

jwilliams@scovillepr.com (206) 625-0075

DropCar Inc., and Subsidiaries

Condensed Balance Sheets

	March 31,	December 31,
	2018	2017
ASSETS
Total Current Assets	10,863,215	611,202
Other Assets	6,197,256	598,565
TOTAL ASSETS	$17,060,471	$1,209,767

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Total current liabilities	4,851,137	2,192,879
Other Liabilities	94,587	3,506,502
TOTAL LIABILITIES	4,945,724	5,699,381

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	12,114,747	(4,489,614)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$17,060,471	$1,209,767

DropCar Inc., and Subsidiaries

Statement of Operations

	For the Three Months Ended March 31,
	2018	2017

NET REVENUES	$4,874,554	$638,558
COST OF SERVICES	4,622,057	489,214

GROSS PROFIT	252,497	149,344

OPERATING EXPENSES
Selling, general and administrative expenses	3,314,729	496,111
Depreciation and Amortization	136,077	45,340
TOTAL OPERATING EXPENSES	3,450,806	541,451

OPERATING LOSS	(3,198,309)	(392,107)

Interest Expense, net	(234,253)	-

NET LOSS	$(3,432,562)	$(392,107)